CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES F CONVERTIBLE NON-EXCHANGEABLE

                                 PREFERRED STOCK

                                       OF

                         SHEFFIELD PHARMACEUTICALS, INC.

                                 ---------------

                           Pursuant to Section 151 of
              the General Corporation Law of the State of Delaware




            Sheffield Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on October 15, 1999 pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board" or the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), out of the 3,000,000 shares of preferred stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), there hereby is created a series of Preferred Stock consisting of 5,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).

                                    ARTICLE 1
                             DESIGNATION AND AMOUNT

            The shares of such series shall be designated as "Series F Convertible Non-Exchangeable Preferred Stock" (the "Series F Preferred Stock") and the authorized number of shares constituting such series shall be 5,000 shares. The par value of the Series F Preferred Stock shall be $.01 per share. The stated value of the Series F Preferred Stock shall be One Thousand Dollars ($1,000) per share (the "Stated Value").


                                    ARTICLE 2
                                   DEFINITIONS

            The terms defined in this Article whenever used in this Certificate of Designations have the following respective meanings:

               (a) "AMEX" means the American Stock Exchange.

               (b) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

               (c) "Common Shares" or "Common Stock" means shares of common stock, $.01 par value, of the Corporation.

               (d) "Conversion Date" means any day on which all or any portion of shares of the Series F Preferred Stock is converted in accordance with the provisions hereof.

               (e) "Conversion Notice" has the meaning set forth in Section 6.1.

               (f) "Conversion Price" has the meaning set forth in Section 6.1.

               (g) "Corporation" means Sheffield Pharmaceuticals, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

               (h) "Current Market Price" on any date of determination means the closing price of a Common Share on such day as reported on the AMEX, or, if such security is not listed or admitted to trading on the AMEX, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any Nasdaq member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Corporation for that purpose, or a price determined in good faith by the Board of Directors of the Corporation as being equal to the fair market value thereof, as the case may be.

               (i) "Dollars" or "$" means currency of the United States of America.

               (j) "Holder" or "Holders" means Elan International Services, Ltd., a Bermuda corporation, any successor thereto, or any Person(s) to whom the Series F Preferred Stock is subsequently transferred in accordance with the provisions hereof.

               (k) "Issue Date" means the date of original issuance of the applicable share of Series F Preferred Stock.

               (l) "Junior Securities" has the meaning set forth in Article 3.

               (m) "Liquidation Preference" has the meaning set forth in Section 5.1(b).

               (n) "Original Holder" means Elan International Services, Ltd, a Bermuda exempted limited liability company incorporated under the laws of Bermuda and its affiliates (as that term is defined under the Securities Exchange Act of 1934, as amended).

               (o) "Original Issue Date" means the date of the initial issuance of shares of Series F Preferred Stock.

               (p) "Pari Passu  Securities" has the meaning set forth in Article
3.

               (q) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

               (r) "Rights" has the meaning set forth in Section 6.2(e).

               (s) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of October 18, 1999, between the Corporation and Elan International Services, Ltd.

               (t) "Stated Value" has the meaning set forth in Article 1.

               (u) "Trading Day" means any day on which purchases and sales of securities authorized for quotation on the AMEX are reported thereon or, if the Common Stock is not listed or admitted to trading on the AMEX, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not so listed or admitted to trading on any national securities exchange, a day on which the Nasdaq National Market (or any successor thereto) or such other system then in use is open for the transaction of business, or, if the Common Stock is not quoted by any such organization, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


                                    ARTICLE 3
                                      RANK

               The Series F Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created other than Pari Passu Securities (collectively, with the Common Stock, the "Junior Securities"); (iii) pari passu with the Corporation's Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"); (iv) pari passu with the Corporation's Series E Convertible Non-Exchangeable Preferred Stock (the "Series E Preferred Stock"); (v) pari passu with the Corporation's Series D Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock"); and (vi) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series F Preferred Stock (collectively, with the Series C Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock, the "Pari Passu Securities").


                                    ARTICLE 4
                                    DIVIDENDS

         SECTION 4.1

               (a) Subject to Article 6, the Holder shall be entitled to receive, out of funds legally available for the payment of dividends, dividends on a pari passu basis with the holders of Common Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

               (b) No dividends or distributions may be paid with respect to the Common Stock, and the Company shall not repurchase, redeem or otherwise acquire any Common Stock, unless such dividends, distribution or repurchase, redemption or acquisition payment are paid on a pro rata basis to holders of Series F Preferred Stock, on an as converted basis, at the same time and upon the same terms as such payments with respect to the Common Stock.

                                    ARTICLE 5
                             LIQUIDATION PREFERENCE

         SECTION 5.1

               (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any Junior Securities of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the Holders, subject to Article 5, shall have received the Liquidation Preference (as defined in Article 5.1(b)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of shares of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series F Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the preferential amounts payable on each such share bears to the aggregate preferential amounts payable on all such shares.

               (b) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series F Preferred Stock shall mean an amount equal to the Stated Value thereof plus the aggregate of all accrued and unpaid dividends on such share of Series F Preferred Stock.


                                    ARTICLE 6
                     CONVERSION OF SERIES F PREFERRED STOCK

        SECTION 6.1  Conversion.

               (a) Holders of shares of the Series F Preferred Stock shall have the right, exercisable at any time after the second anniversary of the Original Issue Date and prior to the sixth anniversary of the Original Issue Date, to convert all or any such shares of the Series F Preferred Stock into the number of shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (1) the aggregate Liquidation Preference of the shares of Series F Preferred Stock to be converted by (2) $3.40 (the "Conversion Price").

               (b) Any holder of a share or shares of the Series F Preferred Stock electing to convert such share or shares thereof shall deliver the certificate or certificates therefor to the principal office of the Corporation or any transfer agent for the Common Stock, with the form of notice of election to convert attached as Exhibit A to this Certificate of Designations (the
                                      -5-

"Conversion Notice"), fully completed and duly executed and (if such required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered Holder of his duly authorized attorney. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefore accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds, or evidence of payment shall have been so delivered, and the Person or Persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of the Common Stock upon said date.

               (c) From and after the delivery of the Conversion Notice in respect of any conversion of shares of Series F Preferred Stock, all such shares of Series F Preferred Stock shall be deemed to have been converted into shares of Common Stock as of the applicable Conversion Date at the applicable conversion rate, all stock dividends on such shares of the Series F Preferred Stock shall cease to accrue, and all rights of the Holders thereof as holders of Series F Preferred Stock, except the right to receive all accrued and unpaid stock dividends to such Conversion Date at the applicable rate for such shares of Series F Preferred Stock and the right to receive certificates representing shares of Common Stock issuable upon the conversion of such shares (including, without limitation, with respect to such stock dividends, as applicable), shall cease and terminate, such shares of Series F Preferred Stock shall not thereafter be transferred (except with the consent of the Corporation) and such shares shall not be deemed to be outstanding for any purpose whatsoever.

               (d) No fractional shares of the Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series F Preferred Stock. If more than one share of the Series F Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered. Instead of any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series F Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price for the Common Stock on the last Trading Day preceding the applicable date of conversion.

               (e) Each Conversion Notice under this Section 6.1 shall request the conversion of at least 500 shares of Series F Preferred Stock or the remaining balance of Series F Preferred Stock held by the converting Holder, whichever is less.

         SECTION 6.2 Adjustments. The Conversion Price and the number of shares issuable upon conversion of the Series F Preferred Stock are subject to adjustment from time to time as follows:

               (a) Merger, Sale of Assets, Etc. Notwithstanding any other limitation whatsoever contained herein, if at any time while the Series F
Preferred Stock, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Corporation with or into another corporation in which the Corporation is the surviving entity but the shares of the Corporation's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Corporation's properties and assets as, or substantially as, an entirety to any other Person, then as a part of such reorganization, merger, consolidation, sale or transfer lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, during the period specified herein, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that the Holder would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Series F Preferred Stock had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6.2(a). The foregoing provisions of this Section 6.2(a) shall similarly apply to successive reclassification, changes, consolidations, mergers, mandatory share exchanges and sales and transfers. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Certificate of Designations with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Certificate of Designations shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Series F Preferred Stock.

               (b) Reclassification, Etc. If the Corporation, at any time while the Series F Preferred Stock, or any portion thereof, remains outstanding, shall change any of the securities as to which conversion rights under this Certificate of Designations exist into the same or a different number of securities of any other class or classes, the Series F Preferred Stock shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Certificate of Designations immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Certificate of Designations.

               (c)  Split,   Subdivision  or  Combination  of  Shares.   If  the
Corporation at any time while the Series F Preferred Stock, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Certificate of Designations exist, into a different number of securities of the same class, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

               (d) Adjustments for Dividends in Stock and Other Securities or Property. If while the Series F Preferred Stock, or any portion hereof, remains outstanding, the holders of the securities as to which conversion rights under this Certificate of Designations exist at the time shall have received, or, on
                                      -7-
or after the record date fixed for the determination of eligible stockholders of the Corporation, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Corporation by way of dividend, then and in each case, the Series F Preferred Stock shall represent the right to acquire, upon conversion, in addition to the number of shares of the security receivable upon conversion of the Series F Preferred Stock, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Corporation that the Holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of the Series F Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 6.2.

               (e) Repurchases or Redemptions of Common Stock or Options. If the Corporation at any time while shares of Series F Preferred Stock are outstanding, shall repurchase or redeem any outstanding shares of Common Stock or rights, options or warrants granting the holder thereof the right to acquire shares of Common Stock (collectively, the "Rights") in a single transaction or a series of related transactions involving an aggregate repurchase or redemption price in excess of $500,000 at a price (on a per share basis) which is greater than 150% of the Current Market Price as of the day prior to such repurchase or redemption, the Conversion Price shall thereupon be adjusted by multiplying the Conversion Price in effect immediately prior to the applicable repurchase or redemption by a fraction (i) the numerator of which shall be the Conversion Price in effect immediately prior to such repurchase or redemption and (ii) the denominator of which shall be the fair market value of the consideration paid by the Corporation for each share of Common Stock (or each share of Common Stock issuable upon exercise of the Right(s) subject to such repurchase or redemption) in such repurchase or redemption.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

               (g) Cumulative Adjustments. No adjustment in the Conversion Price shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Price as in effect prior to the last adjustment of the Conversion Price; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
6.2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the Conversion Price shall be made for cash dividends.

                                    ARTICLE 7
                                  VOTING RIGHTS

          The holders of the Series F Preferred Stock shall have no voting rights, except as otherwise provided by the General Corporation Law of the State of Delaware ("DGCL") and in this Article 7, and in Article 8 below.

          The Corporation shall provide each Holder of Series F Preferred Stock with prior notification of any meeting of the shareholders of the Corporation (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

          To the extent that under the DGCL the vote of the Holders of the Series F Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series F Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series F Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL Holders of the Series F Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series F Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares are convertible as of the record date for the taking of such vote of shareholders. Holders of the Series F Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled as of right under the DGCL, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                                    ARTICLE 8
                              PROTECTIVE PROVISIONS

          So long as shares of Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Holders of at least a majority of the then outstanding shares of Series F Preferred Stock:

               (a) create any new class or series of capital stock having a preference superior to the Series F Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior

Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series F Preferred Stock; or

            (b) amend or alter whether by merger, consolidation or otherwise, any of the provisions of the Certificate of Incorporation (including this Certificate of Designations) that would change the preferences, rights or privileges with respect to the Series F Preferred Stock so as to affect the Series F Preferred Stock adversely.

          In the event holders of at least a majority of the then outstanding shares of Series F Preferred Stock agree to allow the Corporation to amend or alter the preferences, rights or privileges of the shares of Series F Preferred Stock, pursuant to subsection (b) above, so as to affect adversely the Series F Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series F Preferred Stock that did not agree to such amendment or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to Section
6.1 of this Certificate of Designations as they exist prior to such alteration or continue to hold their shares of Series F Preferred Stock. The Holders' rights under this Article 8 shall terminate on the sixth anniversary of the Original Issue Date.


                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 Loss, Theft, Destruction of Series F Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series F Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series F Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series F Preferred Stock, new shares of Series F Preferred Stock of like date and tenor.

         SECTION 9.2 Who Deemed Absolute Owner. The Corporation may deem the Person in whose name the Series F Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series F Preferred Stock for the purpose of receiving payment of dividends on the Series F Preferred Stock, for the conversion of the Series F Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series F Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         SECTION 9.3 Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series F Preferred Stock. Upon any transfer of the Series F Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series F Preferred Stock register.

         SECTION 6.4 Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series F Preferred Stock.

         SECTION 6.5 Headings. The headings of the Articles and Sections of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed by Loren G. Peterson, its President and Chief Executive Officer, and attested by Scott A. Hoffmann, its Secretary, on this 18th day of October, 1999.

                                       SHEFFIELD PHARMACEUTICALS, INC.




                                        By:/s/ Loren G. Peterson
                                           -------------------------------------
                                          Loren G. Peterson
                                          President and Chief Executive Officer


Attested:


By:  /s/ Scott A. Hoffman
     -----------------------
     Scott A. Hoffmann
     Secretary

                                                                       Exhibit C

                            FORM OF CONVERSION NOTICE


TO:  Sheffield Pharmaceuticals, Inc.
     Attention: Chief Financial Officer


            The   undersigned   owner  of  shares   of   Series  F   Convertible
Non-Exchangeable Preferred Stock, par value $.01 per share (the "Series F Preferred Stock") issued by Sheffield Pharmaceuticals, Inc. (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series F Preferred Stock into shares of the common stock, $.01 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Certificate of Designations of the Series F Preferred Stock. The undersigned hereby instructs the Corporation to convert the number of shares of the Series F Preferred Stock specified above into shares of Common Stock in accordance with the provisions of
Article 6 of such Certificate of Designations. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Series F Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in such Certificate of Designations.


Dated: _________________

                                          --------------------------------


                                          by:_____________________________
                                             Name:
                                             Title:


          Fill in for registration of Series F Preferred Stock:

Please print name and address
(including zip code number) :

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